EXHIBIT 10.4 (c)

***: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION.


                            DISTRIBUTORSHIP AGREEMENT
                                     BETWEEN
                              NDC AUTOMATION, INC.
                                       AND
                                SCHABMULLER GmbH


         This DISTRIBUTORSHIP AGREEMENT ("Agreement") is made and entered into by and between NDC AUTOMATION, INC. a Delaware, U.S.A. corporation with its principal place of business in Charlotte, North Carolina ("DISTRIBUTOR"), and Schabmuller GmbH, a German company with its principal place of business in Berching-Sollngriesbach ("COMPANY").

STATEMENT OF BACKGROUND, PURPOSE AND INTEREST

          COMPANY manufactures low voltage motors and drives and related accessories and equipment and sells these items throughout the world. DISTRIBUTOR's main business is to sell controls and navigation technology and to provide engineering for the design and implementation of automatic guided vehicle systems, primarily to OEM manufacturers in North America. DISTRIBUTOR and COMPANY have had a business relationship under another Distribution Agreement, which has been terminated to replace it with this agreement (the "Agreement"). The purpose of this Agreement is to set forth the terms and conditions whereby DISTRIBUTOR acts as the exclusive distributor for COMPANY in North America.

         THEREFORE, in consideration of these premises, the covenants herein given and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                A G R E E M E N T

 1. APPOINTMENT AS DISTRIBUTOR. COMPANY hereby appoints DISTRIBUTOR to be its exclusive Distributor for COMPANY's "Products" (as hereinafter defined) within the "Territory" (as hereinafter defined) for the "Term" (as herein defined) of

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     this Agreement and subject to its terms. As used herein, "Products" shall mean "Motor-In-Wheel-Drives" for all applications, except for class 1,2 and 3 electric trucks. The Products are listed in Exhibit 1 (subject to change), attached hereto and incorporated herein by reference, plus such other products as the parties may hereafter agree to add to Exhibit 1. "Territory" shall mean the countries of North America (Canada, Mexico and the U.S.A.). The "Term" of this Agreement shall mean the period of time defined in paragraph 7.1 herein.

 2.  OBLIGATIONS OF  DISTRIBUTOR.

                  2.1 DISTRIBUTOR shall use its best commercial efforts to sell and to promote sales of Products and to protect and promote the good name and best interests of COMPANY and the Products throughout the Territory.

                  2.2 DISTRIBUTOR may promote or distribute the products of other companies and otherwise represent other companies, with the exception of products which are identical or similar to Products as listed in Exhibit 1. Nothing in this Agreement shall be construed to prevent DISTRIBUTOR from selling its own products. However, Distributor commits not to enter into direct competition with his customers or enter into any other business that would prevent Distributor from meeting his obligations under this Agreement.

                  2.3 DISTRIBUTOR shall purchase and resell Products for its own account and its own risk. However, the Parties acknowledge the fact that direct sales by COMPANY to customers in the Territory with commission to DISTRIBUTOR may be necessary in certain cases in order to obtain a contract. In such cases, the Parties agree to negotiate in good faith the terms and conditions for such direct sales. As guidelines for such negotiations, DISTRIBUTOR's normal commission for direct sales by COMPANY shall be ***.

                  2.4 DISTRIBUTOR shall pay for all Products ordered from COMPANY in accordance with the prices, terms of payment and other terms and conditions of sale which are attached hereto as Exhibit 2***. COMPANY warrants that such prices, terms of payment and the terms and conditions of sale are no less favorable than those in effect for other similarly situated distributors of Products elsewhere in the world. Unless otherwise agreed, the terms of payment for all Products shall be net sixty (60) days from date of invoice.

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                  2.5 DISTRIBUTOR shall maintain a proper place of business
                  including offices, demonstration, test and repair space, maintenance and spare parts storage. DISTRIBUTOR shall maintain the capability to demonstrate the operation of Products.

                  2.6 DISTRIBUTOR shall maintain an inventory of Products and spare parts adequate to meet routine commercial demand without delay and shall provide spare parts, training and maintenance services to its customers upon their request.

                  2.7 DISTRIBUTOR shall employ and train skilled technical and other personnel sufficient to promptly and efficiently discharge its responsibilities hereunder.

                  2.8 DISTRIBUTOR shall provide normal after-sales services to its customers. Subject to paragraph 4.2 of this Agreement, DISTRIBUTOR may provide warranty service to its customers. DISTRIBUTOR may charge its customers for all such services except for those covered by its warranty or COMPANY's warranty, in either case, if any.

                  2.9 DISTRIBUTOR shall, at its own expense, advertise and promote the Products for sale within the Territory.

                  2.10 DISTRIBUTOR commits to provide COMPANY with periodic
                       reports as follows:

                       (i) Once a year, a market/sales plan with sales budget for next year
                       (ii)  Twice a year, a general market report
                       (iii) Four times a year, a review and up-date of sales
                             forecast
                       (iv)  Visit reports

3.  OBLIGATIONS OF COMPANY.

                  3.1 COMPANY shall not appoint or support any other representative or other distributor of Products within the Territory. COMPANY shall not sell Products directly to other persons or entities within the Territory or without the Territory for resale into the Territory, except for sales to COMPANY's OEM customers who incorporate Products into their equipment for export into the Territory. ***

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                  3.2 COMPANY shall provide training, free of charge (except for travel expenses), to DISTRIBUTOR's personnel at mutually agreed times and places. COMPANY shall provide price lists, technical bulletins, material safety data sheets and other technical information to DISTRIBUTOR as reasonably necessary for the promotion, sale and servicing of the Products at no cost to DISTRIBUTOR as long as it is standard/available material.

4.  PRODUCT QUALITY, WARRANTIES, AND REPRESENTATIONS.

                  4.1 COMPANY warrants to DISTRIBUTOR that, at the time of delivery, all goods sold shall conform in all material aspects to all technical specifications and all descriptions of function or performance contained in documents provided to DISTRIBUTOR by COMPANY and further warrants that all goods sold shall be free from defects in material or workmanship for a period of twelve (12) months of operation or fifteen (15) months following delivery, whichever occurs first. COMPANY, at its election, shall repair or replace any Product which fails to meet the foregoing warranty which DISTRIBUTOR reports to it within fifteen (15) months after delivery.

                  In no event shall COMPANY be responsible for any damage or failure caused by failure to properly store Products, poor or inadequate maintenance, normal wear, improper use, abuse, power fluctuations, failure of electrical power, other utilities or environmental controls, non-dedicated circuits, or unauthorized attachments to or modification of the Products.

                  DISTRIBUTOR is not authorized to give on COMPANY's behalf any representation or warranty as to the Products and DISTRIBUTOR shall itself make no representation or warranty more extensive than the warranty granted herein.

                  THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND IS IN LIEU OF ANY OTHER OBLIGATION ON THE PART OF COMPANY.

                  WAIVER OF CONSEQUENTIAL DAMAGES:

                  THE PARTIES AGREE THAT UNDER NO CIRCUMSTANCES

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                  SHALL THE OTHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL,
                  SPECIAL OR CONSEQUENTIAL DAMAGES, FOR LOST PROFITS, INJURY TO PERSON OR PROPERTY (OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL
                  LOSS), WHETHER ARISING UNDER WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT OR ANY OTHER THEORY.


                  4.2 COMPANY agrees to maintain a comprehensive liability insurance coverage including product liability coverage throughout the term of this Agreement, which covers REPRESENTATIVE as a vendor, according to Exhibit 2. REPRESENTATIVE agrees to maintain a comprehensive liability insurance coverage including product liability throughout the term of this Agreement.



 5.   RESTRICTIVE COVENANT

 DISTRIBUTOR acknowledges that from time to time during the term of this Agreement it will acquire information concerning secret processes, designs, formulae, know-how, prices, margins, plans, strategies, customers, markets and other confidential information of or concerning COMPANY, its affiliates or the Products or processes of COMPANY or its affiliates, which information is valuable, gives COMPANY a competitive advantage and which COMPANY uses reasonable means was to keep secret ("Confidential Information"). DISTRIBUTOR acknowledges COMPANY's exclusive right, title and interest in the Confidential Information and in COMPANY's trademarks, trade names, patents and copyrighted material and agrees to do nothing during or after the term of this Agreement to impair such right, title, and interest or to disclose to any third party any Confidential Information acquired by DISTRIBUTOR pursuant to this Agreement or otherwise. DISTRIBUTOR agrees that all Confidential Information shall at all times be the exclusive property of COMPANY. DISTRIBUTOR further agrees to discontinue all use of COMPANY's name, trademarks, patents, copyrighted material and Confidential Information immediately upon the termination or expiration of this Agreement for any reason. The obligation to maintain the confidentiality of Confidential Information shall not extend to:

                  (a) Information which is or becomes part of the public domain through no fault of DISTRIBUTOR;

                  (b) Information which can be shown to have been legally
                      disclosed to DISTRIBUTOR by a third party which has not breached any

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                      obligation as to non-disclosure;

                  (c) Information which can be shown by DISTRIBUTOR to have been acquired by DISTRIBUTOR without restriction prior to disclosure of the same information to it by COMPANY;

                  (d) Information which can be shown by DISTRIBUTOR to have
                      been developed by it independently of any disclosure of Confidential Information to it pursuant to this Agreement; or

                  (e) Information about market conditions or customers which
                      DISTRIBUTOR develops as a result of its performance of its duties hereunder.

         In the event of an actual or threatened violation of this restrictive covenant by DISTRIBUTOR, COMPANY shall have the right to terminate this Agreement immediately upon giving written notice of termination to DISTRIBUTOR and to obtain temporary and permanent injunctive relief to prevent any such violation.

6. PATENT INFRINGEMENT. DISTRIBUTOR shall notify COMPANY promptly upon learning of any claim of infringement brought against DISTRIBUTOR or its customers of any patent owned or assigned to any other person or business on account of the sale or use of any of the Products within the Territory. Upon notification, COMPANY shall undertake to defend, settle or dispose of any such claim, charge or proceeding and to pay the final amount of any settlement agreed to by COMPANY or any judgment awarded against DISTRIBUTOR or COMPANY. COMPANY reserves the sole right to defend or not to defend and to settle or not to settle any such claim, and DISTRIBUTOR shall cooperate with COMPANY in its lawful disposition of such claim. COMPANY shall keep DISTRIBUTOR fully informed of all actions taken or to be taken by it to dispose of any such claim of infringement.

7.  TERMINATION.

                  7.1 Unless earlier terminated as provided for herein, the Term of this Agreement shall be three (3) years, beginning on the date of execution of this Agreement; provided, that this Agreement shall automatically be renewed for successive one year periods unless either party gives written notice not less than ninety (90) days prior to the end of the initial term (or any succeeding term) that it does not wish to further extend this Agreement ("Notice of Expiration").

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                  7.2 In addition to the rights of termination provided
                  elsewhere in this Agreement, this Agreement may be terminated:

                           (a) By an agreement in writing between COMPANY and DISTRIBUTOR; or

                           (b) By either party in the event the other does or attempts to do any of the following:
                                  (i)   assigns its rights or obligations
                                        hereunder without the other party's
                                        consent;
                                  (ii)  ceases business as a going concern;
                                  (iii) liquidates, dissolves or adopts a plan
                                        to liquidate or dissolve;
                                  (iv) files for bankruptcy or seeks to have a receiver, trustee or conservator of its assets appointed or takes other action to gain relief from its creditors generally;
                                  (v)   is the subject of an involuntary
                                        petition for bankruptcy, or for the
                                        appointment of a receiver, trustee or
                                        conservator of its assets or any other
                                        judicial proceeding for relief from
                                        creditors generally and the same is not
                                        dismissed within sixty days after
                                        filing;
                                  (vi)  commits a material breach of any
                                        provision of paragraph 6 herein.
                                  (vii) is subject to a major change in control
                                        and/or management that would seriously
                                        hinder the party to carry out his
                                        obligations under this Agreement.

                           (c) By either party by thirty (30) days prior written notice identifying the breach in the event the other party commits a material breach of any provisions of this Agreement and does not cure such breach by the end of the notice period.

                           (d) Either party may terminate the Agreement with three (3) months' written notice if the order intake from the Territory is less than threehundredthousand (300,000) dollars for the first year, less than fourhundredfiftythousand (450,00) for the second year and less than sixhundredthousand (600,000) dollars for the third year.

8.  EFFECT OF TERMINATION.

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                  8.1 All rights extended to DISTRIBUTOR under this Agreement shall immediately cease upon the expiration or termination of this Agreement for any reason, but such expiration or termination shall not extinguish any past due obligation of DISTRIBUTOR hereunder.

                  8.2 The acceptance of any Product order or renewal parts order from, or sale of any Products or renewal parts to, DISTRIBUTOR after the expiration, termination, or the giving of Notice of Expiration or notice of termination of this Agreement shall be in the sole discretion of COMPANY. Any such acceptance or sale shall not be construed as a renewal or extension thereof nor as a waiver of expiration or termination but in the absence of a written agreement otherwise, all such transactions shall be governed by provisions identical with the applicable provisions of this Agreement.

 9. BENEFIT AND ASSIGNMENT. The rights, duties, and obligations of the parties under this Agreement shall inure to the benefit and shall be binding upon their respective successors and permitted assigns.

10. STATUS OF DISTRIBUTOR. With respect to the Products, the relationship between COMPANY and DISTRIBUTOR is solely that of vendor and vendee, and nothing in this Agreement shall constitute DISTRIBUTOR as the agent, partner, joint venture or legal representative of COMPANY for any purpose whatsoever; nor shall DISTRIBUTOR hold itself out as such. DISTRIBUTOR shall have no authority to bind or commit COMPANY in any manner or for any purpose but rather shall act and conduct itself in all respects as an independent contractor with respect to the Products and the conduct of its business.

11. FORCE MAJEURE. No party to this Agreement shall be deemed to be in breach or default of any provisions hereof by reason of delay or failure in the discharge or performance of any duty or obligation hereunder due to strikes, lock-outs, natural calamity, war, civil disorder, force majeure or any other cause beyond the reasonable control of the party so affected.

12. SEVERABILITY; SURVIVAL. The provisions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the remaining provisions thereof. The provisions of Sections 5, 6, 14 and 15 shall survive termination of this Agreement for any reason.

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13. NOTICES. Any notice contemplated or required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent registered or certified mail, return receipt requested, to the parties' respective addresses below,

If to DISTRIBUTOR:                  NDC AUTOMATION, INC.
                                    3101 Latrobe Drive
                                    Charlotte, NC 28211, USA



If to COMPANY:                      SCHABMULLER GmbH
                                    D-92334 Berching-Sollngriesbach
                                    Industristrasse 8, Germany

or to such other address as either party may direct by notice give to the other as herein provided.

14. PROCEDURE IN CASE OF DISPUTE. Any controversy or dispute arising out of this Agreement, or the breach thereof, shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by on or more arbitrators appointed according to these rules.

15. CONSTRUCTION OF AGREEMENT. This Agreement may be executed in counterparts in order to provide each party with a fully-executed original hereof. Except as otherwise provided herein, this Agreement may not be changed, modified or amended except by an agreement in writing signed by both parties. The waiver by any party to this Agreement of any breach or violation of any provisions of this Agreement by any other party hereto shall not operate as a waiver of any other breach. This Agreement reflects the complete understanding of the parties and constitutes their entire agreement, superseding all prior negotiations, representations, agreements, understandings, and statements.

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         IN WITNESS WHEREOF, the parties have executed this Agreement by signature of their respective duly authorized representatives as of the date written below.




                                                SCHABMULLER GmbH


                                       By:     /s/ Ralph Kriegel
                                           ----------------------------
                                       Title:       President
                                              -------------------------

                                       Date:     February 19, 1998
                                             --------------------------




                                                NDC AUTOMATION, INC.



                                       By:     /s/ Ralph Dollander
                                           ---------------------------
                                       Title:        President
                                              ------------------------
                                       Date:     February 19, 1998
                                             -------------------------

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